UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2008

UTSTARCOM, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-29661 (Commission File Number)	52-1782500 (I.R.S. Employer Identification No.)

1275 Harbor Bay Parkway

Alameda, California 94502

(Address of principal executive offices)    (Zip code)

(510) 864-8800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Option Grant to New Director

As previously disclosed on a Current Report on Form 8-K filed with the Securities and Exchange Commission on April 16, 2008, the Board of Directors (the “Board”) of UTStarcom, Inc. (the “Company”) appointed Bruce J. Ryan to serve as a non-employee director of the Company effective April 25, 2008.  On April 25, 2008, the Nominating and Corporate Governance Committee of the Board recommended and the Board approved the grant to Mr. Ryan of an option to purchase 80,000 shares of common stock of the Company pursuant to the terms of the Company’s 2006 Equity Incentive Plan (the “2006 Plan”), such grant to be effective April 30, 2008.  The exercise price per share of the options will be the closing price of the Company’s common stock on the Nasdaq Stock Market on April 30, 2008, the effective date of grant, and the options will vest 25% per year on each of April 30, 2009, 2010, 2011 and 2012, subject to Mr. Ryan remaining a service provider to the Company (as defined in the 2006 Plan) on each such date

Amendment of Vice President Change in Control and Involuntary Termination Severance Pay Plan

On April 25, 2008, the Compensation Committee approved the amendment and restatement of the Company’s Vice President Change in Control and Involuntary Termination Severance Pay Plan (the “Vice President Severance Plan”) to bring the Vice President Severance Plan into compliance with Section 409A (“Section 409A”) of the Internal Revenue Code of 1986, as amended (the “Code”) and any final regulations and guidance promulgated thereunder, and as noted below.  The material terms of the Vice President Severance Plan were previously disclosed by the Company in filings with the Securities and Exchange Commission.  The material terms of the Vice President Severance Plan, as amended and restated, are as follows.

The Vice President Severance Plan, as amended and restated effective April 25, 2008, provides for the payment of severance benefits to certain eligible employees, as defined in the Vice President Severance Plan (each a “Covered Employee”).  Covered Employees under the Vice President Severance Plan are designated by the Plan administrator.

The Vice President Severance Plan provides that if the Company (or any parent or subsidiary of the Company) terminates a Covered Employee’s employment for other than “cause,” death or “disability,” or a Covered Employee terminates his or her employment with the Company for “good reason” (as such terms are defined in the Vice President Severance Plan) within eighteen (18) months of a Change in Control of the Company (as defined in the Vice President Severance Plan), the Covered Employee shall receive the following severance benefits:  (i) a lump sum cash payment equal to one (1) year of base pay plus one hundred percent (100%) of the Covered Employee’s target bonus for the year of termination, (ii) an amount equal to twelve (12) months of the premiums for continuation coverage under COBRA of each Covered Employee (and any eligible dependents) under the Company’s medical, dental and vision plans at the same level of coverage in effect on the severance date, (iii) the Covered Employee shall fully vest in and, if applicable, have the right to exercise, all of his or her outstanding and unvested equity compensation awards, and (iv) all such equity awards (including awards that vest as a result of the Vice President Severance Plan) shall be exercisable until the earliest of (a) twelve (12) months from the Covered Employee’s date of termination, (b) the latest date the equity award could have expired by its original terms under any circumstances, (c) the tenth (10th) anniversary of the original date of grant of the equity award, or (d) the date provided for under the equity plan under which the award was granted.

If the Company (or any parent or subsidiary of the Company) terminates a Covered Employee’s employment for other than “cause,” death or “disability,” or a Covered Employee terminates his or her employment with the Company for “good reason” (as such terms are defined in the Vice President Severance Plan) other than in connection with a Change of Control, the Covered Employee shall receive the following severance benefits:  (i) two (2) weeks of base pay for each year of service with the Company, with a minimum payment equal to six (6) months of base pay; (ii) an amount equal to six (6) months of the premiums for continuation coverage under COBRA of each Covered Employee (and any eligible dependents) under the Company’s medical, dental and vision plans at the same level of coverage in effect on the severance date, and (iii) all of the Covered Employee’s vested equity awards shall be exercisable until the earliest of (a) twelve (12) months from the Covered Employee’s date of termination, (b) the latest date the equity award could have expired by its original terms under any circumstances, (c) the tenth (10th) anniversary of the original date of grant of the equity award, or (d) the date provided for under the equity plan under which the award was granted.

Severance benefits payable under the terms of the Vice President Severance Plan are payable in a lump sum within thirty (30) days of the date of termination; however, if the Covered Employee is a Specified Employee within the meaning of Section 409A at the time of such termination, then the severance and benefits payable to the Covered Employee pursuant to the Vice President Severance Plan (other than due to death), if any, and any other severance payments or separation benefits which may be considered Deferred Compensation Separation Benefits, which are otherwise due to the Covered Employee on or within the six (6) month period following the Covered Employee’s termination will accrue during such six (6) month period and will become payable in a lump sum payment on the date six (6) months and one (1) day following the date of the Covered Employee’s termination of employment or the date of the Covered Employee’s death, if earlier.  All subsequent Deferred Compensation Separation Benefits, if any, will be payable in accordance with the payment schedule applicable to each payment or benefit.

As a condition to receiving benefits under the Vice President Severance Plan, the Covered Employee is required to sign and not revoke a waiver and release of all claims arising out of the Covered Employee’s termination of employment and a nondisparagement agreement.  The benefits provided under the Vice President Severance Plan are in lieu of any other severance or retention plan benefits available to the Covered Employee and shall be reduced by any severance paid to a Covered Employee under any other plan or arrangement.

A copy of the Vice President Severance Plan is attached hereto as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is filed pursuant to Item 5.02:

Exhibit No.	Description
10.1	Vice President Change in Control and Involuntary Termination Severance Pay Plan as amended and restated April 25, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTSTARCOM, INC.

Date: May 1, 2008	By:	/s/ Francis P. Barton
	Name:	Francis P. Barton
	Title:	Executive Vice President and Chief Financial Officer

Exhibits

Exhibit No.	Description
10.1	Vice President Change in Control and Involuntary Termination Severance Pay Plan as amended and restated April 25, 2008